                                 EXHIBIT H.(XIV)

                  FIFTH AMENDMENT TO FUND ACCOUNTING AGREEMENT

                            Effective January 1, 2006

          The Fund Accounting Agreement dated January 3, 2000 by and between THE HARTFORD MUTUAL FUNDS, INC. and HARTFORD LIFE INSURANCE COMPANY is hereby amended to restate Schedule C as attached hereto.

                                        THE HARTFORD MUTUAL FUNDS, INC.


                                        /s/ Tamara L. Fagely
                                        ----------------------------------------
                                        Tamara L. Fagely
                                        Vice President, Treasurer and Controller


                                        HARTFORD LIFE INSURANCE COMPANY


                                        /s/ Mary Jane Fortin
                                        ----------------------------------------
                                        Mary Jane Fortin
                                        Senior Vice President

                                   SCHEDULE C

                        To the Fund Accounting Agreement
   between The Hartford Mutual Funds, Inc. and Hartford Life Insurance Company

                           MUTUAL FUND ACCOUNTING FEES

                                                    Annual Fee on Aggregate Fund Net Assets
                                                    ---------------------------------------
For each series (except as shown below):                        1.5 basis points

For each of the following series:                                1 basis point
   The Hartford Aggressive Growth Allocation Fund
   The Hartford Balanced Allocation Fund
   The Hartford Conservative Allocation Fund
   The Hartford Growth Allocation Fund
   The Hartford Income Allocation Fund
   The Hartford Retirement Income Fund
   The Hartford Target Retirement 2010 Fund
   The Hartford Target Retirement 2020 Fund
   The Hartford Target Retirement 2030 Fund